Exhibit 99.1

901 S. Central Expressway, Richardson, TX 75080

Contact:	Mike Kovar
Chief Financial Officer
Fossil, Inc.
(972) 699-6811

Investor Relations:	Allison Malkin
ICR, Inc.
(203) 682-8225

FOSSIL, INC. APPOINTS DENNIS R. SECOR

EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER

Richardson, TX. November 8, 2012 — Fossil, Inc. (Nasdaq GS: FOSL) (the “Company”) today announced the appointment of Dennis R. Secor as Executive Vice President, Chief Financial Officer and Treasurer effective December 10, 2012.  Mr. Secor will report directly to Kosta N. Kartsotis, Chief Executive Officer.

“We are very excited to have Dennis join our team.  He brings diverse industry and international experience along with strong business and customer focus.  Dennis has a proven ability to lead teams and drive strategic growth initiatives which make him an excellent fit for Fossil at this stage of our lifecycle,” said Mr. Kartsotis.

As previously announced, Mike L. Kovar, the Company’s current Executive Vice President, Chief Financial Officer and Treasurer, will retire from the Company in March 2013.  Effective with the appointment of Mr. Secor on December 10, 2012, Mr. Kovar will resign as Chief Financial Officer and Treasurer and assist Mr. Secor as he transitions into his new role with the Company.

Mr. Secor currently serves as Senior Vice President and Chief Financial Officer for Guess?, Inc.  Guess? designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, footwear and other fashion accessories.  Guess? is publicly traded and is listed on the New York Stock Exchange under the ticker symbol GES.  Mr. Secor joined Guess? in July 2006.  Prior to joining Guess?, Mr. Secor served as Vice President and Chief Financial Officer for Electronic Arts (Canada), Inc.  from August 2004 until July 2006.  Electronic Arts develops, markets, publishes, and distributes game software content and services for video game consoles, personal computers, mobile phones, tablets and electronic readers, and the Internet.

Mr. Secor received his Bachelor of Business Administration — Accounting from the University of San Diego.

Safe Harbor

Certain statements contained herein that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.  Among the factors that could cause actual results to differ materially are: changes in economic trends and financial performance, changes in consumer demands, tastes and fashion trends, lower levels of consumer spending resulting from a general economic downturn, shifts in market demand resulting in inventory risks, changes in foreign currency exchange rates, difficulties in integrating the recently acquired Skagen Designs, Ltd. businesses, and the outcome of current and possible future litigation, as well as the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and its Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”).

About Fossil

Fossil is a global design, marketing and distribution company that specializes in consumer fashion accessories.  The Company’s principal offerings include an extensive line of men’s and women’s fashion watches and jewelry sold under proprietary and licensed brands, handbags, small leather goods, belts, sunglasses, soft accessories, shoes and clothing. In the watch and jewelry product categories, the Company’s offerings include a diverse portfolio of globally recognized proprietary and licensed brand names under which its products are marketed. The Company’s extensive range of accessory products, brands, distribution channels and price points allows it to target style-conscious consumers across a wide age spectrum on a global basis.  The Company’s products are sold to department stores, specialty retail stores and specialty watch and jewelry stores in the U.S. and in approximately 120 countries worldwide through 23 Company-owned foreign sales subsidiaries and a network of approximately 60 independent distributors.  The Company also distributes its products in over 400 Company-owned and operated retail stores and through international e-commerce websites and the Company’s U.S. e-commerce website at www.fossil.com, where certain product, press release and SEC filing information concerning the Company are also available.